UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	45-3591625
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Park Place Corporate Center One,

1000 Commerce Drive, Suite 400,

Pittsburgh, PA, 15275-1011

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.625% Class D Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-193727

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.625% Class D Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing preferred limited partner interests in Atlas Resource Partners, L.P. (the “Registrant”), is set forth under the caption “Description of Class D Preferred Units” in the Registrant’s prospectus supplement dated September 25, 2014 (the “Prospectus Supplement”), as filed by the Registrant with the Securities and Exchange Commission on September 29, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the caption “Description of Preferred Units” in the Registrant’s base prospectus dated February 3, 2014 (the “Base Prospectus, and together with the Prospectus Supplement, the “Prospectus”), which form a part of the Registrant’s Registration Statement on Form S-3 (No. 333-193727), which descriptions are incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto, which are hereby incorporated herein and may be amended from time to time

Item 2.	Exhibits

1.1	Certificate of Limited Partnership of Atlas Resource Partners, L.P.(1)

2.1(a)	Amended and Restated Limited Partnership Agreement of Atlas Resource Partners, L.P.(2)

2.1(b)	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P. dated as of July 25, 2012(3)

2.1(c)	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P. dated as of July 31, 2013(4)

2.1(d)	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P. dated as of October 2, 2014

3	Certificate of Designation for 8.625% Class D Cumulative Redeemable Perpetual Preferred Units (included in Exhibit 2.1(d) hereto)

4	Form of Unit Certificate for 8.625% Class D Cumulative Redeemable Perpetual Preferred Units (included in Exhibit 3 hereto)

(1)	Previously filed as an exhibit to our Registration Statement on Form 10, as amended (File No. 1-35317).
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed on March 14, 2012.
(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed on July 26, 2012.
(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed on August 6, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 2, 2014

ATLAS RESOURCE PARTNERS, L.P.

By:	Atlas Resource Partners GP, LLC, its General Partner

By:	/s/ Sean P. McGrath
Name: Sean P. McGrath Title: Chief Financial Officer

[Signature Page to Form 8-A]